LIEN SUBORDINATION AGREEMENT

THIS LIEN SUBORDINATION AGREEMENT, dated as of April 19, 2007 (this “Agreement”), is by and between SUNFLOWER CAPITAL, LLC (the “Existing Creditor”); QUEST CAPITAL ALLIANCE II, L.L.C., as agent for the Lenders (defined below) (in such capacity, the “Agent”), and SiriCOMM, Inc., a Delaware corporation (the “Company” or the “Borrower”).

RECITALS:

A.             The Lenders have agreed to make a loan to the Company of up to $2,000,000 pursuant to the terms of a Securities Purchase Agreement dated as of the date hereof among the Borrower and the various financial parties thereto, including the Agent (together with the Agent’s and the other financial parties’ affiliates, related parties, successors and assigns, the “Lenders”) (hereinafter such Securities Purchase Agreement as amended or otherwise modified from time to time shall be referred to as the “Purchase Agreement”) and Convertible Debentures in the original aggregate principal amount of up to $1,500,000 dated as of the date hereof, executed by the Borrower in favor of the Lenders (as such notes may be amended, modified or replaced from time to time, the “Debentures”), which obligations are secured by the security interest granted to Lenders pursuant to that certain Security Agreement, dated as of the date hereof (as amended or otherwise modified from time to time, the “Security Agreement”) (collectively, the obligations evidenced by the Purchase Agreement and the Debentures will hereinafter be collectively referred to as the “New Indebtedness”).

B.             The Company owes the Existing Creditor a principal amount $500,000 or such lesser amount as has been or will be loaned or advanced to the Company by the Existing Creditor as evidenced by a Convertible Promissory Note dated as of March 15, 2007, together with interest accrued thereon (the “Existing Indebtedness”).

C.             In order to induce the Lenders to make the above-referenced loans and extensions of credit to the Borrower, and because of the direct benefit to the Existing Creditor of such New Indebtedness to the Borrower, the Existing Creditor has agreed to enter into this Agreement.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

Priority of Liens

1.1 The Existing Creditor consents and agrees that it is hereby subordinating its security interest in and to the collateral described on Schedule A (the “Collateral”) to the security interest of the Lenders in and to the Collateral granted to the Lenders pursuant to the Security Agreement. All security interests now or hereafter acquired by the Lenders in the Collateral to secure the New Indebtedness shall at all times be prior and superior to any security interest or other interest or claim now held or hereafter acquired by the Existing Creditor in the Collateral. The Agent, on behalf of the Lenders, consents and agrees that it is hereby subordinating the security interest of the Lenders in and to any property and assets of the Borrower other than the Collateral to the security interest of the Existing Creditor in and to such property and assets. All security interests now or hereafter acquired by the Existing Creditor in any property and assets of the Borrower other than the Collateral shall at all times be prior and superior to any security interest or other interest or claim now held or hereafter acquired by the Lenders therein. The Agent, on behalf of the Lenders, and the Existing Creditor acknowledge that the subordination evidenced hereby is a subordination of lien priority and not a subordination of the Existing Indebtedness and the New Indebtedness. The foregoing lien priorities shall be applicable irrespective of the time or order of attachment or perfection of any security interest or the time or order of filing of any financing statements or other documents, or any statutes, rules or law, or court decisions to the contrary.

1.2 This Agreement shall constitute a continuing agreement of lien subordination, during which time the Agent, on behalf of the Lenders, and the Existing Creditor each agree that the other may at any time, and from time to time, without the consent of the other party and without notice to the other party, renew or extend any of the indebtedness, liabilities or obligations owing to it from the Borrower (the “Secured Obligations”) or that of any other person or entity at any time directly or indirectly liable for the payment of any Secured Obligations, accept partial payments of the Secured Obligations, settle, release (by operation of law or otherwise), compound, compromise, collect or liquidate any of the Secured Obligations, refrain from making any loans or advances to the Borrower, or change, alter or vary the interest charge on the Secured Obligations.

1.3 The Existing Creditor shall not collect, take possession of, foreclose upon, or exercise any other rights or remedies with respect to the Collateral, judicially or non judicially, or attempt to do any of the foregoing, without the prior written consent of the Agent, on behalf of the Lenders, which shall be a matter of the Agent’s sole discretion; provided that, notwithstanding the foregoing, the Existing Creditor, without the consent of or notice to the Lenders, may (a) in any insolvency or liquidation proceeding, assert its claims with respect to the Secured Obligations owing to it (including, without limitation, filing any proof of claim) and vote such claims, (b) take any action to preserve or protect the validity and enforceability of its security interests in the Collateral so long as such action is not inconsistent with this Agreement, (c) file any necessary responsive or defensive pleadings in opposition to any pleading objecting to or seeking disallowance of the Existing Creditor’s claims or otherwise make any agreements or file any motions pertaining to the Secured Obligations owing to it, in each case to the extent not inconsistent with the terms of this Agreement, (d) exercise rights and remedies available to an unsecured creditor with respect to the Collateral, and (e) exercise any rights or remedies with respect to the property and assets of the Borrower other than the Collateral. The Lenders shall not collect, take possession of, foreclose upon, or exercise any other rights or remedies with respect to the property and assets of the Borrower other than the Collateral, judicially or non-judicially, or attempt to do any of the foregoing, without the prior written consent of the Existing Creditor, which shall be a matter of the Existing Creditor’s sole discretion; provided that, notwithstanding the foregoing, the Lenders, without the consent of or notice to the Existing Creditor, may (a) in any insolvency or liquidation proceeding, assert their claims with respect to the Secured Obligations owing to them (including, without limitation, filing any proof of claim) and vote such claims, (b) take any action to preserve or protect the validity and enforceability of their security interests in the Collateral so long as such action is not inconsistent with this Agreement, (c) file any necessary responsive or defensive pleadings in opposition to any pleading objecting to or seeking disallowance of the Lenders’ claims or otherwise make any agreements or file any motions pertaining to the Secured Obligations owing to them, in each case to the extent not inconsistent with the terms of this Agreement, (d) exercise rights and remedies available to an unsecured creditor with respect to the property and assets of the Borrower other than the Collateral, and (e) exercise any rights or remedies with respect to the Collateral.

1.4 The Agent, on behalf of the Lenders, and the Existing Creditor each agree, upon the request of the other party, to execute all such documents and instruments and take all such actions as the other party shall reasonably request in order to carry out the purposes of this Agreement; provided, however, that this Agreement shall remain fully effective notwithstanding any failure to execute any additional documents or instruments. The Existing Creditor represents and warrants that it has not heretofore transferred or assigned any Financing Statement naming the Borrower as debtor and it as secured party and that it will not transfer or assign any such Financing Statement in the future without first delivering a copy of this Agreement to the proposed transferee or assignee, which shall agree to be bound by the terms of this Agreement. The Agent, on behalf of the Lenders, represents and warrants that the Lenders will not transfer or assign any Financing Statement naming the Borrower as debtor and any Lender as secured party, or its rights under this Agreement, in the future without first delivering a copy of this Agreement to the proposed transferee or assignee, which shall agree to be bound by the terms of this Agreement.

1.5 The Agent, on behalf of the Lenders, agrees that if the Agent, any Lender or any affiliate or related party of the Agent or any Lender exercises remedies against the Collateral and takes possession of, operates, or obtains title to the Collateral, then the network and the network equipment included in the Collateral shall continue during such possession, operation and title to be configured to direct any person or entity accessing the network to http://www.myconvoy.com or any similar successor uniform resource locator (url) or domain name. Notwithstanding the foregoing, if the Collateral is transferred to a person or entity other than (i) the Agent, (ii) any Lender, (iii) any affiliate or related party of the Agent or (iv) any affiliate or related party of any Lender, then the provisions of this Lien Subordination Agreement shall not apply to such purchaser. The Agent, on behalf of the Lenders, acknowledges and agrees that the Existing Creditor has relied upon the provisions of this section in entering into this Agreement.

ARTICLE II

Events of Default; Borrower’s Consent

2.1 Any default or event of default by the Borrower under any present or future instrument or agreement between the Borrower and the Lenders shall constitute an immediate default and event of default under all present and future instruments and agreements between the Borrower and the Existing Creditor. Any default or event of default by the Borrower under any present or future instrument or agreement between the Borrower and the Existing Creditor shall constitute an immediate default and event of default under all present and future instruments and agreements between the Borrower and the Lenders. In addition, an event of default shall be deemed to have occurred under all present and future instruments and agreements between the Borrower and the Existing Creditor and between the Borrower and the Lenders if (a) any person or group of persons shall acquire beneficial ownership of 40% or more of the issued and outstanding shares of capital stock of the Company having the right to vote for the election of directors of the Company; (b) individuals who constitute the board of directors of the Company (together with any new directors whose election by the board of directors of the Company or whose nomination for election by the stockholders of the Company was approved by a vote of at least two-thirds of the directors then still in office who either were directors on the date hereof or whose election or nomination for election was previously so approved) cease for any reason other than death or disability to constitute a majority of the directors then in office; or (c) Mark L. Grannell shall cease to be the acting chief executive officer of the Company.

2.2 The Borrower hereby approves of, agrees to and consents to all of the terms and provisions of this Agreement and agrees to be bound hereby. The Borrower further agrees that, at any time and from time to time, this Agreement may be altered, modified or amended by the Agent and the Existing Creditor without notice to or the consent of the Borrower.

ARTICLE III

Miscellaneous

3.1 No Waiver; Cumulative Remedies. No failure to exercise, and no delay in exercising on the part of the Lenders or the Existing Creditor, from time to time, any rights, power and privileges under the documents evidencing and governing the New Indebtedness or the Existing Indebtedness, as applicable, or under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided in this Agreement and in any agreement relating to any of the New Indebtedness and the Existing Indebtedness and all other agreements, instruments and documents referred to in any of the foregoing are cumulative and shall not be exclusive of any rights or remedies provided by law.

3.2 Jurisdiction. Any judicial proceeding brought against any of the parties to this Agreement on any dispute arising out of this Agreement or any matter related hereto may be brought in the courts of the State of Missouri, Greene County, or in the United States District Court for the Greene County, Missouri area, and, by execution and delivery of this Agreement, each of the parties to this Agreement accepts the exclusive jurisdiction of such courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. The prevailing party or parties in any such litigation shall be entitled to receive from the losing party or parties all costs and expenses, including reasonable counsel fees, incurred by the prevailing party or parties.

3.3 Governing Law; Successors and Assigns. This Agreement and the rights and obligations of the parties under this Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of Missouri applicable to contracts made and to be performed in such state, shall be binding upon and inure to the benefit of the Lenders, the Existing Creditor, the Borrower and their respective successors, transferees and assigns.

3.4 Counterparts. This Agreement may be executed by the parties hereto in any number of separate counterparts all of which taken together shall constitute one and the same instrument.

3.5 Waivers, Amendments, Etc. The lien subordination provisions contained herein are for the benefit of the Lenders, the Existing Creditor and their successors and assigns as holder from time to time of New Indebtedness and the Existing Indebtedness, as applicable, and may not be rescinded or cancelled or modified in any way, nor, unless otherwise expressly provided for herein, may any provision of this Agreement be waived or changed without the express prior written consent thereto of the Existing Creditor and the Agent.

3.6 No Continuing Commitment. This Agreement shall in no way be construed as a commitment or agreement by the Lenders or the Existing Creditor to continue financing arrangements with the Borrower and either may terminate such arrangements at any time, in accordance with their respective agreements with the Borrower.

3.7 Relationship of Parties. The relationship between the Lenders and the Existing Creditor is, and at all times shall remain, solely that of creditors of the Borrower. The Lenders and the Existing Creditor shall not under any circumstances be construed to be partners or joint venturers of one another; nor shall the Existing Creditor and the Lenders under any circumstances be deemed to be in a fiduciary relationship with one another or to owe any duty to one another other than the duties expressly provided in this Agreement. The Lenders and the Existing Creditor do not undertake or assume any responsibility or duty to one another to select, review, inspect, supervise, pass judgment upon or otherwise inform each other of any matter in connection with the Borrower’s property and assets, any collateral held by either of the Lenders or the Existing Creditor or the operations of the Borrower. Each of the Existing Creditor and the Lenders shall rely entirely on its own judgment with respect to such matters, and any review, inspection, supervision, exercise of judgment or supply of information undertaken or assumed by either of the Existing Creditor or the Lenders in connection with such matters is solely for the protection of such respective party.

3.8 Notices. Any notices and demands under or related to this Agreement shall be in writing and delivered to the intended party at its address stated herein, by one of the following means: (i) by hand; (ii) by a nationally recognized overnight courier service; (iii) by certified mail, postage prepaid, with return receipt requested. Notice shall be deemed given: (i) upon receipt if delivered by hand; (ii) on the business day after the day of deposit with a nationally recognized overnight courier service, or (iii) on the third business day after the notice is deposited in the mail. Any party may change its address for purposes of the receipt of notices and demands by giving notice of such change in the manner provided in this provision.

3.9 Construction. This Agreement has been negotiated by the parties and their respective counsel and will be interpreted fairly in accordance with its terms and without any strict construction in favor of or against either party, The headings and captions set forth herein are for convenience of reference only and shall not affect the construction or interpretation hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written,

SUNFLOWER CAPITAL, LLC

By: /s/ William P. Moore

William P. Moore, III, not individually,
but in his capacity as Trustee of the William P. Moore III

Revocable Trust Dated October 9, 2001, Member

QUEST CAPITAL ALLIANCE II, L.L.C,, as a Lender and as agent for the Lenders

By: /s/ Steven W. Fox

Steven W. Fox

Title: General Manager

SiriCOMM, Inc.

By: /s/ Mark L. Grannell 4-19-07

Name: Mark L. Grannell

Title: President and CEO

SCHEDULE A

All of the Borrower’s right, title and interest in and to the following, whether now owned or hereafter acquired and wherever located:

(i)             all network equipment, including, without limitation, all APs (Access Points), servers, and supporting infrastructure (Network Operations Center) equipment;

(ii)           all agreements regarding the network pertaining to the placement and use/operations of the network between Borrower and Pilot Travel Centers LLC, Love’s Travel Stops and Country Stores, Inc., and Petro Stopping Centers, LP; and

(iii)	any proceeds from the sale of network equipment.